For Immediate Release

Danka Reports First-Quarter Operating Results

— Results reflect improved operating earnings, continued service revenue stability, higher gross margins, lower SG&A costs —

ST. PETERSBURG, FLORIDA (August 4, 2004) – Danka Business Systems PLC (NASDAQ: DANKY) today announced first-quarter results for the period ended June 30, 2004 that show operating earnings of $7.9 million, a 58% increase over the prior year first-quarter. The increase in operating earnings reflects a 170 basis point increase in gross margins and a 6% decrease in SG&A expenses over the prior year period. Although total revenue declined over the prior year, service revenue remained in a stabilized range for the fourth consecutive quarter.

“Our renewed profit focus for fiscal year 2005 yielded success in the first quarter,” commented Danka Chief Executive Officer Todd Mavis. “As the company continues to emerge from its turnaround, we have increased our focus on improving operating earnings. Strong gross margins and our cost reduction efforts were major drivers of the improved earnings performance this quarter. In addition, we are pleased with the continued retail service revenue stability. This is particularly encouraging as we continue to refine our strategy to leverage our services organization as a foundation for growth and profitability. Our strategy was again validated this quarter by the progress in our Danka @ the Desktop connected solutions and TechSource, multi-vendor services initiatives. Furthermore, we believe this strategy will also fuel demand for our equipment solutions.”

For the quarter:

•	Total revenue was $310.3 million, a 7% decline from the year-ago quarter. This decrease was largely due to lower retail equipment and related sales, which were impacted by a continued focus on higher gross margins and profitability and the underperformance of certain geographic segments of our business. Adjusting for currency exchange, total revenue declined by 10% from the year ago quarter.

•	Retail service revenue was $157.4 million, 5% lower than the year-ago period. On a sequential basis, retail service revenue declined by 2% and was essentially flat over the prior quarter when normalized for currency exchange.

•	The digital portion of Danka’s overall equipment base increased to 58%.

•	Gross margins were 38%, an increase of 170 basis points from the year-ago period and the highest rate in eight quarters. The improvement was due to higher gross margin rates in both the equipment and service lines of business.

•	SG&A expenses were $111.3 million (36% of revenue), $7.1 million, or 6% lower than the year-ago period. Adjusting for currency exchange, SG&A costs were 9%, or $10.3 million, lower than the year-ago period.

•	Operating earnings were $7.9 million, 58% higher than the year-ago quarter and the highest in the last 6 quarters.

August 4, 2004

•	Net earnings were $0.4 million, compared to a $0.8 million loss in the year-ago quarter. Because of the impact of dividends on participating shares, current quarter basic and diluted EPS was a loss of $.07 per share, compared to a loss of $.09 per share in the year-ago period.

Cash usage for the quarter was $26.9 million, due in large part to the funding of the cost restructuring and the Company’s bi-annual debt service payments, which occur in the first and third fiscal quarters. “In addition to the interest payments on our debt, we used $8.3 million in cash to fund operational cost savings which are part of our prior year cost restructuring plan,” said Mark Wolfinger, Danka’s Chief Financial Officer. “Notably, we are experiencing the benefits from our cost restructuring, and have realized almost all of the cost savings in our financial results. Moreover, a dedicated team of senior Danka executives is performing a comprehensive review of our business processes to identify additional cost savings opportunities. I am confident that as we begin implementing the recommendations of this team, we will further reduce our costs.”

“We are focused on building momentum as the fiscal year progresses,” concluded Mavis. “Although the second quarter traditionally is our seasonally slowest period of the year, we believe our focus is on the right priorities, which include maintaining stability in our service business, improving our equipment sales execution, achieving cost reductions, generating positive free cash flow and leveraging our improved infrastructure to gain additional efficiencies and further improve customer satisfaction.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s first quarter results has been scheduled for today, Wednesday, August 4 at 10:00 a.m. EDT. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-901-5247; other International callers should dial 617-786-4501. The conference number is 86827808. A recording of the call will be available from approximately two hours after it’s completed through 5:00 p.m. EDT on Wednesday, August 18. To access this recording, please call either 888-286-8010 or 617-801-6888 and use conference number 89408179.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Donald W. Thurman, 770-280-3990 Danka London – Paul G. Dumond, 44-207-605-0154

August 4, 2004

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plan to achieve and maintain cost savings; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) increased competition in our industry and the discounting of products by our competitors; (v) new competition as the result of evolving technology; (vi) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (vii) any inability to arrange financing for our customers’ purchases of equipment from us; (viii) any inability to successfully enhance, unify and effectively utilize our management information systems; (ix) any inability to record and process key data due to ineffective implementation of business processes and policies; (x) any negative impact from the loss of a key vendor or customer; (xi) any negative impact from the loss of any of our senior or key management personnel; (xii) any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services; (xiii) any negative impact from the international scope of our operations; (xiv) fluctuations in foreign currencies; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity; (xvi) any inability to comply with the financial or other covenants in our debt instruments; (xvii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xviii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter ended June 30, 2004 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings before restructuring charges, adjusted net earnings (loss) that is computed as operating earnings (loss) before restructuring charges, free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

August 4, 2004

Although adjusted operating earnings (loss), adjusted net earnings (loss), free cash flow and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), adjustment net earnings (loss), free cash flow and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), adjusted net earnings (loss), free cash flow and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), adjusted net earnings (loss), free cash flow and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Statements of Operations for the Three Months Ended June 30, 2004 and 2003

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	June 30, 2004	June 30, 2003
Revenue:
Retail equipment and related sales	$99,756	$112,777
Retail service	157,436	165,923
Retail supplies and rentals	29,232	31,840
Wholesale	23,901	23,244

Total revenue	310,325	333,784

Cost of sales:
Retail equipment sales costs	63,903	78,208
Retail service costs	90,389	96,455
Retail supplies and rental costs	17,461	18,010
Wholesale costs	19,264	18,593

Total cost of sales	191,017	211,266

Gross Profit	119,308	122,518
Operating expenses:
Selling, general and administrative expenses	111,329	118,475
Restructuring charges (credits)	—	(594)
Other (income) expense	68	(362)

Total costs and operating expenses	111,397	117,519

Operating earnings	7,911	4,999
Interest expense	(7,513)	(9,753)
Interest income	203	232

Earnings (loss) before income taxes	601	(4,522)
Provision (benefit) for income taxes	180	(3,726)

Net earnings (loss)	$421	$(796)

Calculation of net earnings (loss) per ADS
Net earnings (loss)	$421	$(796)
Dividends and accretion on participating shares	(4,960)	(4,665)

Loss available to common shareholders	$(4,539)	$(5,461)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.07)	$(0.09)

Weighted average ADSs	62,756	62,401

Danka Business Systems PLC

Consolidated Balance Sheets as of June 30, 2004 and March 31, 2004

(In Thousands)

	June 30, 2004	March 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,924	$112,790
Accounts receivable, net	239,989	246,996
Inventories	99,390	93,295
Prepaid expenses, deferred income taxes and other current assets	20,559	16,862

Total current assets	445,862	469,943
Equipment on operating leases, net	26,901	29,478
Property and equipment, net	62,432	65,888
Goodwill, net	279,936	282,430
Other intangible assets, net	1,165	2,340
Deferred income taxes	8,311	7,688
Other assets	24,784	25,801

Total assets	$849,391	$883,568

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$5,166	$3,212
Accounts payable	133,005	135,460
Accrued expenses and other current liabilities	108,433	128,963
Taxes payable	44,502	47,200
Deferred revenue	39,978	45,090

Total current liabilities	331,084	359,925
Long-term debt and notes payable, less current maturities	240,631	240,761
Deferred income taxes and other long-term liabilities	65,518	68,029

Total liabilities	637,233	668,715

6.5% senior convertible participating shares	284,568	279,608
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,204	5,194
Additional paid-in capital	328,353	328,070
Accumulated deficit	(347,125)	(342,586)
Accumulated other comprehensive loss	(58,842)	(55,433)

Total shareholders’ equity (deficit)	(72,410)	(64,755)

Total liabilities and shareholders’ equity (deficit)	$849,391	$883,568

Danka Business Systems PLC

Consolidated Statements of Cash Flows for the Three Months Ended June 30, 2004 and 2003

(In Thousands)

(Unaudited)

	June 30, 2004	June 30, 2003
Operating activities:
Net earnings (loss)	$421	$(796)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	9,907	12,037
Deferred income taxes	(714)	(528)
Amortization of debt issuance costs	611	4,117
Loss on sale of property and equipment and equipment on operating leases	255	2,028
Proceeds from sale of equipment on operating leases	—	662
Restructuring and other special charges (credits)	—	(594)
Changes in net assets and liabilities:
Accounts receivable	7,007	4,198
Inventories	(6,095)	(2,954)
Prepaid expenses and other current assets	(4,496)	(939)
Other non-current assets	1,556	2,381
Accounts payable	(2,455)	(17,507)
Accrued expenses and other current liabilities	(23,229)	(3,639)
Deferred revenue	(5,111)	1,265
Other long-term liabilities	(1,365)	1,124

Net cash (used in) provided by operating activities	(23,708)	855

Investing activities:
Capital expenditures	(6,457)	(14,810)
Proceeds from the sale of property and equipment	2,043	261

Net cash used in investing activities	(4,414)	(14,549)

Financing activities:
Net borrowings (payments) under line of credit agreements	1,971	(5,826)
Net payments under capital lease arrangements	(401)	(861)
Principal payments of debt	—	(1,489)
Proceeds from stock options exercised	293	—
Payment of debt issue costs	—	(2,749)

Net cash provided by (used in) financing activities	1,863	(10,925)

Effect of exchange rates	(607)	3,448

Net decrease in cash and cash equivalents	(26,866)	(21,171)
Cash and cash equivalents, beginning of period	112,790	81,493

Cash and cash equivalents, end of period	$85,924	$60,322

Danka Business Systems PLC

Adjusted operating earnings for the three months ended June 30, 2004 and 2003

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2004	June 30, 2003
Operating earnings	$7,911	$4,999
Restructuring credits	—	(594)

Adjusted operating earnings	$7,911	$4,405

Danka Business Systems PLC

Adjusted net earnings (loss) for the three months ended June 30, 2004 and 2003

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2004	June 30, 2003
Net earnings (loss)	$421	$(796)
Restructuring credits	—	(594)

Adjusted net earnings (loss)	$421	$(1,390)

Danka Business Systems PLC

Free cash flow for the three months ended June 30, 2004 and 2003

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2004	June 30, 2003
Net cash (used in) provided by operating activities	$(23,708)	$855
Capital expenditures	(6,457)	(14,810)
Proceeds from the sale of property and equipment	2,043	261

Free cash flow	$(28,122)	$(13,694)

Danka Business Systems PLC

Net Debt as of June 30, 2004 and March 31, 2004

(In Thousands)

(Unaudited)

	June 30, 2004	March 31, 2004
Current maturities of long-term debt and notes payable	$5,166	$3,212
Long-term debt and notes payable	240,631	240,761
Less: Cash and cash equivalents	(85,924)	(112,790)

Net Debt	$159,873	$131,183